CONSULTING AGREEMENT


     THIS AGREEMENT is made as of the ___ day of ___________, 1998, between THE CITIZENS NATIONAL BANK OF LANSFORD (the "Bank"), and FRANCIS P. BURBRIDGE, an adult individual (the "Consultant"), sometimes referred to collectively as (the "Parties.")

     WHEREAS, the Bank desires to retain the Consultant under the terms and conditions set forth herein;

     WHEREAS,  the parties have entered into an Employment  Agreement;

     WHEREAS, the Consultant desires to serve the Bank as an advisor and consultant capacity under the terms and conditions set forth in this Consulting Agreement (the "Agreement");

     WHEREAS, Bank would like to retain Consultant as a resource person for marketing the Bank's services and products and for his ability to offer advice relating to the institution and business history of the Bank; and

     WHEREAS, Consultant has agreed to make himself available to Bank to offer any information, advice and experience to the Bank.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the parties agree as follows:

     1. Effective Date. This Consulting Agreement shall take effect exactly one year after the Effective Date of the Executive Employment Agreement. It is intended by the parties that this Agreement shall become effective at the expiration of the one (1) year term set forth in the Executive Employment
Agreement between the Consultant and the Bank. If the Executive Employment Agreement is terminated by the Bank "For Cause," then this Consulting Agreement shall not take effect.

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     2.  Nature of  Consultant  Position.

     (a) The Bank desires to make use of Consultant's expertise and experience in the community banking business.

     (b) Following the expiration of the Executive Employment Agreement, unless the Executive Employment Agreement is terminated by the Bank "For Cause" pursuant to Paragraph 11(c) of the Executive Employment Agreement, the Bank shall engage Consultant and Consultant shall accept such engagement for a period of one (1) year (the "Consulting Term") to undertake such consulting duties and to perform such consulting services as reasonably may be assigned to him by the President and Chief Executive Officer of the Bank, as further defined in Paragraph 3.

     (c) Consultant shall be an independent contractor and not an employee of the Bank and, subject only to the terms of Paragraph 3, shall determine his own method of operation in accomplishing such tasks as may be assigned. Consultant shall not be entitled to receive any compensation, commissions, or benefits other than those expressly provided for in this Agreement or in his capacity as a duly elected member of the Board of Directors of the Bank.

       3.  Scope of Consulting  Duties.

     During the Consulting Term, Consultant shall be available, upon reasonable notice by the President and Chief Executive Officer of Bank to assist the Bank in an advisory or special assignment capacity and in his areas of experience and competence. Consultant will give the Bank at least three (3) weeks notice of any trips Consultant may take which are outside of the Bank"s traditional marketing area. Upon such notice the Consultant shall not be required to accept any consulting assignments until returning from such travel. It is the understanding of the parties that

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the  Consultant's  travel will not be of such  frequency and duration as to make
Consultant unreasonably inaccessible to the Bank.

     4. Member of the Board of Directors.

     Consultant may continue his membership on the Board during the Consulting Term for so long as he is duly elected by Bank to such position.

     5.  Compensation.

     (a) During the Consulting Term, the Bank shall compensate the Consultant for his services the amount of Ninety-Eight Thousand Dollars ($98,000.00). This amount shall be paid in four (4) quarterly installments of Twenty-Four Thousand Five Hundred Dollars ($24,500.00) each, on or about January 1, 2000, April 1, 2000, July 1, 2000 and October 1, 2000.

     (b) For so long as the Consultant is a duly elected and qualified member of the Board, the Consultant shall be entitled to the same compensation as paid to other members of the Board and shall be entitled to the same benefits.

     (c) It is understood by the parties that Bank shall furnish Consultant with an appropriate Internal Revenue Service Form 1099 that evidences payment of this miscellaneous income to the Consultant.

     6. Death or Disability.

     If, during the Consulting Term, the Consultant dies or becomes disabled, then payments shall continue in accordance with Paragraph 5(a). In the event of Consultant's disability, payments shall be made to Consultant. In the event of Consultant's death, payments due him under this Consulting Agreement shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation, to his estate.

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     7. Nontransferability.

     Neither the Consultant nor his estate shall have any right to commute, anticipate, encumber or dispose of any payment under this Agreement. Such payments and accompanying rights are nonassignable and nontransferable, except as otherwise specifically provided in this Agreement.

      8. Non-Competition.

     It is hereby agreed that during the term of engagement hereunder and for one year thereafter, the Consultant will not, without the prior written approval of the Board of Directors of the Bank become an officer, employee, agent, independent contractor, partner or director of any business enterprise in substantial direct competition with the Bank or any subsidiary or parent of the Bank, as the business of the Bank or any subsidiary or parent, may be constituted during the term of engagement or at the time of such termination. For the purposes of this Paragraph 8, a business enterprise shall be considered in "substantial direct competition" with the Bank or any subsidiary or parent of the Bank if, during a year (adjusted for fractions of a year in respect of a new enterprise) when such competition is prohibited, the business enterprise sells a product or service which is competitive with a product or service sold by the Bank or its subsidiaries, within twenty-five (25) miles of the Bank or any of its subsidiaries or their affiliates.

       9. Binding Effect.

     This Agreement shall inure to the benefit of and be binding upon the Bank, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Bank's assets or business or with or into which the Bank may be liquidated, consolidated, merged or otherwise combined. In addition, this

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Agreement  shall inure to the  benefit of and be binding  upon  Consultant,  his heirs, distributees and personal representatives.

     10. Waiver.

     The failure of either party to insist in any one or more instances upon performance of any term or condition of this Agreement shall not be construed as a waiver of its future performance. The obligations of either party with respect to such term, covenant or condition shall continue in full force and effect. 11. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when handdelivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:    Francis P. Burbridge
                                        313 No. Bobbin Mill Lane
                                        Broomall, PA 19008

                If to the Bank:         President
                                        The Citizens National Bank of Lansford
                                        12-15 W. Ridge Street
                                        P.O. Box 128
                                        18232-0128

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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     12.  Entire  Agreement.  With the  exception of  paragraph 8,  "Restrictive
Covenant" in the Executive Employment Agreement, the provisions of which shall continue, this Agreement supersedes all previous agreements between Consultant and the Bank. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, this Agreement is executed the date and year first above written.

ATTEST:                                 THE CITIZENS NATIONAL BANK OF LANSFORD

/s/ Martha Rex                           /s/ Thomas D. Oleksa
____________________________         By:____________________________________
Martha Rex, Cashier                     Thomas D. Oleksa, President


WITNESS:

/s/ Andrea M. Beltz                     /s/ Francis P. Burbidge
----------------------------            ------------------------------------
Andrea M. Belt                          Francis P. Burbidge